SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2011

CRESCENT FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

North Carolina	000-32951	56-2259050
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

1005 HIGH HOUSE ROAD, CARY, NC  27513

 (Address of principal executive offices)

Registrant’s telephone number, including area code (919) 460-7770

Not Applicable

 (Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Investment Agreement with Piedmont Community Bank Holdings, Inc. On February 23, 2011, Crescent Financial Corporation (the “Company”), Crescent State Bank, a wholly owned subsidiary of the Company (the “Bank”), and Piedmont Community Bank Holdings, Inc., Raleigh, North Carolina (“Piedmont”), entered into an investment agreement (the “Agreement”), pursuant to which Piedmont has agreed to purchase, subject to certain conditions, for $75,000,000 in cash, 18,750,000 newly issued shares of common stock, $1.00 par value per share, of the Company, at a purchase price of $4.00 per share (the “Investment”). Piedmont has also agreed, subject to certain conditions, to commence a tender offer to purchase up to 6,442,105 shares of the Company’s outstanding common stock at a price of $4.75 per share. This represents two-thirds of the shares of the Company’s common stock currently outstanding, and assuming all such shares were tendered, could result in Piedmont owning, when combined with the $75,000,000 investment in newly issued shares, approximately 89% of the Company’s common stock. The tender offer will commence within five business days following the receipt of required regulatory approvals for the transaction.

The Agreement requires that the Company reincorporate as a Delaware corporation immediately prior to closing. The reincorporation will be effected through a merger of the Company with and into a newly formed Delaware corporation.

At closing, the board of directors of the Company will consist of twelve members. Eight of these directors will be designated by Piedmont. The remaining four directors will be legacy members of the Company’s board that have been mutually selected by the Company and Piedmont. The board of directors of Piedmont will consist of the same directors as those serving on the Company’s board. The board of directors of the Bank will retain its current composition with the addition of two directors designated by Piedmont, one of whom will be Scott Custer, Piedmont’s current chief executive officer.

Under the terms of the Agreement, Mr. Custer will become chief executive officer of the Company. Michael G. Carlton, currently president and chief executive officer of the Company and the Bank, will remain president of the Company and will continue to serve as president and chief executive officer of the Bank. Bruce W. Elder, currently vice president, secretary and principal accounting officer of the Company and senior vice president and chief financial officer of the Bank, will remain vice president, secretary, and principal accounting officer of the Company and will remain senior vice president and chief financial officer of the Bank.

Consummation of the transaction is subject to a number of conditions, including (1) receipt of all required regulatory approvals, which include approvals of the Federal Reserve Bank and the North Carolina Commissioner of Banks and (2) the approval of the sale of common stock to Piedmont and of the Delaware reincorporation by the Company’s common and preferred shareholders. Piedmont’s obligation to close the transaction is contingent on certain factors, including without limitation (1) that the representations and warranties of the Company and the Bank remain true and complete; (2) that the regulatory approvals obtained by Piedmont not contain any “burdensome condition” on Piedmont or its investors; (3) that the Company’s board of directors be reconstituted as described above; (4) that Messrs. Carlton and Elder’s new employment agreements, and Mr. Carlton’s indemnification agreement, each of which were executed on February 23, 2011, remain in full force and effect, and that certain of the Bank’s other officers have entered into new employment agreements and/or certain other agreements ancillary to the Agreement; (5) that voting agreements, wherein each continuing board member agrees to vote his shares in favor of the Investment,  remain in effect; and (6) that no material adverse effect on the Company or the Bank shall have occurred since September 30, 2010. Only the directors that have been selected to serve on the Company’s board are required to enter into voting agreements. Members of the Bank’s board of directors who will not be serving on the Company’s board after the closing of the transaction are not required to enter into voting agreements.

The Agreement contains customary representations, warranties, and various covenants on the part of the Company, the Bank, and Piedmont for a transaction of this type. The Agreement requires that the Company and the Bank conduct their business in the ordinary course until the consummation of the tender offer, including, among other restrictions, making capital expenditures of over $100,000 individually, or $1,000,000 in the aggregate, entering into, amending, or canceling material contracts, issuing stock, declaring or paying dividends, selling assets in excess of $1,000,000 (other than residential mortgage loans), incurring new indebtedness, making acquisitions, opening, closing, or moving branch offices, amending the charter or bylaws, altering compensation, or making or renewing loans above certain dollar thresholds.

The Agreement may be terminated in a number of situations, including (1) by the mutual written agreement of the Company and Piedmont; (2) by either party if the closing does not occur within nine months of the date of the Agreement (but not if the terminating party is responsible for the failure to close the transaction); (3) by either party if a government entity issues an order or takes any final, nonappealable action prohibiting any of the transactions contemplated by the Agreement; (4) by either party if the other party is in breach of any representation, warranty, covenant, or agreement and the terminating party has not breached any of its representations, warranties, covenants, or agreements; (5) by Piedmont if the Company breaches any of its covenants in connection with a third-party acquisition proposal or if the Company’s board withdraws or modifies its recommendation that the Company’s shareholders approve the transaction and the reincorporation merger, or the recommendation with respect to Piedmont’s tender offer; or (6) by either party if the Company’s shareholders do not approve the transaction and the reincorporation merger.

There are fees associated with terminating the Agreement in certain situations. If Piedmont terminates the Agreement following the Company board’s adverse recommendation to the shareholders and the shareholders’ failure to approve the transaction, then the Company must pay Piedmont an expense reimbursement of $1,000,000 within two days of the termination. If any of (1) Piedmont terminates the Agreement because the Company or the Bank has breached its representations, warranties, or covenants, (2) the Company’s board of directors changes its recommendation to its shareholders regarding approval of the transactions contemplated by the Agreement, or (3) shareholder approval is not obtained, and either (x)  the Company and/or the Bank completes a transaction within eighteen months of the termination of the Agreement with a party making a proposal to acquire the Company and/or the Bank that is deemed superior to the transactions contemplated by the Agreement, or (y) the Company or the Bank completes an acquisition within twelve months of the termination of the Agreement pursuant to which ten percent or more of the voting power of the Company’s stock or of the Company’s consolidated assets is acquired, then the Company must pay Piedmont $3,000,000 plus the $1,000,000 expense reimbursement. If the Company terminates the Agreement due to Piedmont’s breach, Piedmont must pay the Company the $1,000,000 expense reimbursement within two days of the termination.

Except as provided in the termination provisions described above, each party will bear its own costs and expenses in connection with the due diligence, negotiation, and preparation of the Agreement and actions taken to consummate the transaction contemplated by the Agreement, including legal fees, accounting and consulting fees, regulatory filing fees, and out-of-pocket expenses.

The Company also agreed to enter into a registration rights agreement with Piedmont at the consummation of the Investment whereby the Company will agree to file registration statements with the Securities and Exchange Commission when requested by Piedmont, subject to certain limits. The registration rights agreement will also entitle Piedmont to participate in underwritten offerings as a selling security holder, subject to certain limits.

A copy of the press release announcing the transaction is set forth in Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Executive Employment Agreements. To the extent required by Item 1.01 of Form 8-K, the information regarding executive employment agreements set forth under Item 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.

Item 2.02                      Results of Operations and Financial Condition.

On February 23, 2011, the Company issued a press release announcing its unaudited results of operations for the three months and year ended December 31, 2010. A copy of the Company’s press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

The information contained in Item 2.02 of this Current Report shall not be deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 3.02                      Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The issuance of securities pursuant to the transaction is a private placement to “accredited investors” (as that term is defined under Rule 501 of Regulation D) and is exempt from registration under the Securities Act in reliance on section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Bruce I. Howell. On February 21, 2011, Bruce I. Howell, a director of the Company and the Bank, retired from the board of directors of the Company and the Bank.

Employment Agreement with Michael G. Carlton. In connection with the investment agreement described in Item 1.01 above, the Company and the Bank have entered into a new employment agreement with Michael G. Carlton. The new employment agreement is subject to and conditioned on the closing of the transaction with Piedmont described above. The new employment agreement will become effective immediately following the closing of the transaction with Piedmont. The employment agreement has a three-year term which automatically extends by one year on each anniversary of the effective date of the employment agreement. Mr. Carlton will serve as president and chief executive officer of Crescent State Bank and president of Crescent Financial Corporation. Mr. Carlton will receive a salary of at least $320,000 per year, to be reviewed by the Bank’s board of directors at least annually. He is also eligible to receive a performance bonus of up to two times his salary each year based on the Bank’s achievement of performance measures to be determined by the Bank’s board of directors. The Bank will provide Mr. Carlton with an automobile and certain benefits and perquisites commensurate with his position as a senior executive officer of the Bank, including participation in the Bank’s 401(k) plan and medical, dental, disability, and life insurance. The Bank will also reimburse Mr. Carlton for expenses incurred in furtherance of his duties.

Under the terms of the employment agreement, Mr. Carlton consents to the freezing of accruals under his Second Amended Salary Continuation Agreement as of April 30, 2011. If, as of the effective date of the employment agreement, the Second Amended Salary Continuation Agreement has not been terminated or if benefits due under the Second Amended Salary Continuation Agreement have not been fully paid, the Bank will, if necessary, terminate the Second Amended Salary Continuation Agreement and pay the accrual balance (as defined in the Second Amended Salary Continuation Agreement and determined as of April 30, 2011) to Mr. Carlton in a lump sum.

If Mr. Carlton remains employed by the Bank on the sixtieth day following the effective date of the employment agreement, he will receive a retention payment of $300,000. If he remains employed by the Bank on the first anniversary of the effective date of the employment agreement, he will receive a second retention payment of $300,000. Mr. Carlton must sign a release of claims against the Company and the Bank in order to receive these retention payments.

The employment agreement terminates upon Mr. Carlton’s death. The Bank may terminate the agreement due to Mr. Carlton’s disability, for cause, or without cause. If Mr. Carlton resigns without “good reason” or is terminated for cause, his salary and benefits will continue through the last day of his employment. Mr. Carlton may resign for “good reason” if there has been (1) a material diminution of his salary; (2) a change in his authority, duties, or responsibilities that is not reasonably compatible with his training and experience; (3) a material change in the geographic location of his workplace; or (4) a breach of the employment agreement by the Company or the Bank. If Mr. Carlton resigns for good reason or is terminated without cause more than one year after the closing of the transaction, his salary and benefits will continue to be paid for the lesser of eighteen months or the remaining term of the employment agreement.

If the Bank terminates Mr. Carlton’s employment without cause or if Mr. Carlton resigns for good reason within one year after the effective date of the transaction with Piedmont, he will receive a change in control payment equal to three times his annual compensation, reduced by the amounts of any retention payments he has received. If the change in control payments to Mr. Carlton would be subject to the excise tax under Section 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Excise Tax”), the Bank shall pay Mr. Carlton an amount equal to the sum of the Excise Tax payable by Mr. Carlton under Code Section 4999 (the “Excise Tax Payment”), and the amount necessary to provide the Excise Tax Payment net of all income, payroll, and excise taxes.

During the period of his employment and for one year thereafter (which period may be shorter in certain circumstances), Mr. Carlton may not compete with the Bank in the North Carolina counties of Chatham, Johnston, Lee, Moore, New Hanover, and Wake. He is also subject to a non-solicitation provision regarding the Bank’s customers and employees during this time.

Amendment to Second Amended Salary Continuation Agreement with Michael G. Carlton. The Bank and Mr. Carlton have entered into an amendment to Mr. Carlton’s Second Amended Salary Continuation Agreement. The purpose of the amendment is to make certain changes to comply with executive compensation guidance and regulations issued by the United States Department of the Treasury with respect to the Capital Purchase Program and to modify the circumstances under which the Bank may unilaterally terminate the Second Amended Salary Continuation Agreement without Mr. Carlton’s consent. The amendment also freezes the accrual balance under the agreement, determined as of April 30, 2011.

Additional Executive Employment Agreements. In connection with the investment by Piedmont described above, the Company and the Bank have entered into a new employment agreement with Bruce W. Elder. In addition, the Bank has entered into new employment agreements with Thomas E. Holder, Jr., W. Keith Betts, and Ray D. Vaughn. Each of the agreements is effective following the closing of the transaction with Piedmont and is subject to and conditioned on such closing. Under the agreements, Mr. Elder will serve as senior vice president and chief financial officer of the Bank and vice president and principal accounting officer of the Company; Mr. Holder will serve as senior vice president of the Bank; Mr. Betts will serve as executive vice president of the Bank; and Mr. Vaughn will serve as senior vice president of the Bank. The employment agreements of Messrs. Elder, Holder, and Betts have two-year terms which automatically extend by one year on each anniversary of the effective date of the employment agreement unless prior notice of non-renewal is provided by the respective Employer. Mr. Vaughn’s employment agreement has a two-year term. Under the respective agreements, the executives will receive the following salaries: in the case of Mr. Elder, a salary of at least $180,000 per year; in the case of Mr. Holder, a salary of at least $170,000 per year; in the case of Mr. Betts, a salary of at least $189,800 per year; and, in the case of Mr. Vaughn, a salary of at least $184,000 per year. These salaries correspond to the rate each respective executive is paid under his current employment agreement. The salaries will be reviewed by the Bank’s chief executive officer at least annually. Each executive is also eligible to receive a performance bonus each year based on the Bank’s achievement of performance measures to be determined by the Bank’s board of directors. The Bank will provide each executive with certain benefits and perquisites commensurate with his position as a senior executive officer of the Bank, including participation in the Bank’s 401(k) plan and medical, dental, disability, and life insurance. The Bank will also reimburse each executive for expenses incurred in furtherance of his duties.

Under the terms of the employment agreements, the executives consent to the freezing of accruals under their Amended Salary Continuation Agreements as of April 30, 2011. If, as of the effective date of the employment agreements, the Amended Salary Continuation Agreements have not been terminated or if benefits due under the Amended Salary Continuation Agreements have not been fully paid, the Bank will, if necessary, terminate the Amended Salary Continuation Agreements and pay the accrual balances (as defined in the Amended Salary Continuation Agreements and determined as of April 30, 2011) to the executives in a lump sum.

If Mr. Elder remains employed by the Bank on the sixtieth day following the effective date of the employment agreement, he will receive a retention payment of $50,000. If he remains employed by the Bank on the first anniversary of the effective date of the employment agreement, he will receive a second retention payment of $75,000. If Mr. Betts remains employed by the Bank on the first anniversary of the effective date of his employment agreement, he will receive a retention payment of $75,000. If Messrs. Holder and Vaughn remain employed by the Bank on the first anniversary of the effective date of their respective employment agreements, each will receive a retention payment of $50,000, respectively. Each executive must sign a release of claims against the Bank in order to receive these retention payments.

The employment agreements terminate upon each officer’s death. The Bank may terminate the agreements due to disability, for cause, or without cause. If the Bank terminates the officer’s employment without cause more than one year after the closing of the transaction, the respective officer will continue to receive his salary for the lesser of one year or the remaining term of the employment agreement.

If the Bank terminates the officer’s employment without cause or if the officer resigns for good reason within one year after the effective date of the transaction with Piedmont, he will receive a change in control payment equal to one times his annual compensation, reduced by the amounts of any retention payments he has received. The officer may resign for “good reason” if there has been (1) a material diminution of his salary; (2) a change in his authority, duties, or responsibilities that is not reasonably compatible with his training and experience; (3) a material change in the geographic location of his workplace; or (4) a breach of the employment agreement by the Company or the Bank, as applicable.

 Each executive is subject to a noncompetition provision while the agreement is in effect and for one year following termination, except in limited circumstances where such restrictive period may be shorter. During this time, the executives are also subject to non-solicitation provisions regarding the Bank’s customers and employees.

Amendments to Amended Salary Continuation Agreements. The Bank and Messrs. Elder, Holder, Betts, and Vaughn have each entered into an amendment to their Amended Salary Continuation Agreements. The purpose of the amendments is to make certain changes to comply with executive compensation guidance and regulations issued by the United States Department of the Treasury with respect to the Capital Purchase Program and to modify the circumstances under which the Bank may unilaterally terminate the Amended Salary Continuation Agreement without the executive’s consent. The amendments also freeze the accrual balance under each respective agreement, determined as of April 30, 2011.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated February 23, 2011 regarding entry into Investment Agreement
99.2	Press Release dated February 23, 2011 announcing unaudited results of operations for the quarter and year ended December 31, 2010

Cautionary Statement

The investment discussed above involves the sale of securities in a private transaction that will not be registered under the Securities Act and will be subject to the resale restrictions under the Securities Act. Such securities may not be offered or sold absent registration or an applicable exemption from registration requirements. This document does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Company’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of the Company’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

Additional Information and Where to Find It

The tender offer for outstanding shares of the Company’s common stock referred to herein has not yet commenced. This Form 8-K  is neither an offer to purchase nor a solicitation of an offer to sell securities. Piedmont will file a tender offer statement on Schedule TO with the SEC. COMPANY STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED TENDER OFFER DOCUMENTS) AND THE RELATED SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 THAT WILL BE FILED BY THE COMPANY WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. These documents will be available at no charge on the SEC's website at www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents once they become available may be obtained free of charge by directing a request to Piedmont at 4350 Lassiter at North Hills Avenue, Suite 330, Raleigh, NC 27609. A copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of the Company, free of charge, by contacting Bruce Elder of Crescent Investor Relations at (919) 466-1000 or from the Company's website (www.crescentstatebank.com).

This Form 8-K may be deemed to be solicitation material in respect of the transaction described herein. The Company will file a proxy statement and other documents regarding the transaction described in this Form 8-K with the SEC. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the proxy statement and other relevant documents free of charge at the SEC’s website, http://www.sec.gov, by contacting Bruce Elder of Crescent Investor Relations at (919) 466-1000, or from the Company’s website (www.crescentstatebank.com), and the Company’s shareholders will receive information at an appropriate time on how to obtain the proxy statement and other transaction-related documents for free from the Company. Such documents are not currently available.

The Company and its directors, executive officers, certain members of management, and employees may have interests in the transaction or be deemed to be participants in the solicitation of proxies of the Company’s shareholders to approve the transaction. Shareholders may obtain additional information regarding the interests of such participants by reading the proxy statement relating to the transaction when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT FINANCIAL CORPORATION

By:	/s/ Michael G. Carlton
Michael G. Carlton
President and Chief Executive Officer

Dated:    February 25, 2011

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated February 23, 2011 regarding entry into Investment Agreement
99.2	Press Release dated February 23, 2011 announcing unaudited results of operations for the quarter and year ended December 31, 2010